FOR RELEASE ON: April 27, 2022

CONTACT:    Robert Barry, VP - Investor Relations
        608-361-7530
        robert.barry@regalrexnord.com

REGAL REXNORD CORPORATION REPORTS STRONG FIRST QUARTER 2022 FINANCIAL RESULTS

BELOIT, WI - Regal Rexnord Corporation (NYSE: RRX)

First Quarter Highlights

•Sales Up 60% Versus PY And Up 15% On An Organic Basis
•Daily Orders Up 10% In 1Q Versus PY On A Pro Forma Basis
•Adjusted Gross Margin Up 280 Basis Points Versus PY Despite Sizable Inflationary & Supply Chain Pressures; Price/Cost Remained Positive
•Adjusted EBITDA Margin* Up 250 Basis Points To 21.4%
•Adjusted Diluted EPS* Of $2.68 Up 15% Versus PY; GAAP Diluted EPS Of $1.85 Versus $1.68 In PY
•Synergies From Rexnord PMC And Arrowhead Systems Transactions On Track To Slightly Ahead
•Raising 2022 Adjusted Diluted EPS Guidance Range To $10.10 To $10.70 From Prior Range Of $10.00 To $10.60 And Revising GAAP EPS Guidance Range To $6.90 To $7.50 From $6.95 To $7.55
•Repurchased $114M of RRX Shares
•Raised Quarterly Dividend In April By 6% To $0.35

CEO Louis Pinkham commented, “I am extremely pleased with our strong 1Q performance, delivered despite confronting a host of external pressures. To start, the team achieved 15% organic sales growth, which I am confident reflects differentiated performance as our superior service levels, digital investments, and growing pipeline of new, and often more energy-efficient products and solutions, are absolutely helping Regal Rexnord win in the markets we serve. We also continued to raise our margins, posting a gross margin up 280 basis points and an adjusted EBITDA margin up 250 basis points versus prior year levels, both aided by the enterprise remaining price/cost positive.”

“I attribute this strong performance to our Regal Rexnord team’s disciplined execution. In fact, our operating mantra has become disciplined people, leveraging disciplined thinking, to take disciplined actions. This mindset was apparent in our 1Q results, and it underpins the momentum we have looking ahead to the remainder of 2022 and into the coming years.”

“Indeed, our Regal Rexnord leadership team is excited to share a lot more about the strong momentum and tremendous opportunities we see for the business at an Investor Day we plan to host in person this September in New York. We expect key themes to include our actions to accelerate above-market growth, including mixing up our portfolio to markets with secular growth, a still-sizable margin expansion story, significant – and improving – cash generation potential, improved vitality of new products focused on energy efficiency, and what we believe can be a large and differentiated capital deployment opportunity. Stay tuned for more details on the event in the coming months.”

Mr. Pinkham went on to comment, “As excited as I am about our recent performance and future prospects, I would be remiss if I did not explicitly acknowledge some of the challenges our team is facing on a daily basis. The supply chain remains incredibly complicated. Inflation on key commodities continues to be significant. And the situation in Ukraine is not only saddening, but raises myriad, and still-developing, risks to the global economic outlook. Despite these challenges, our team will continue to manage as they have been – focusing on controllable execution, leveraging our flexible global manufacturing footprint and embracing an 80/20 mindset – while always adhering to our Regal Rexnord Values. The future is bright!"

*Non-GAAP Financial Measurement, See Appendix for Reconciliation

FIFO Accounting Change
Effective January 1, 2022, the Company changed its accounting methodology for certain inventories from a last-in, first-out (“LIFO”) basis to a first-in, first-out (“FIFO”) basis. Prior to making this change, as of the year-ended January 1, 2022, 48.5% of the Company’s inventory was accounted for under the LIFO method, with all other inventories (including all items outside of the US) accounted for under the FIFO method.

In addition to the benefits of simplicity and consistency gained by aligning around one method, the Company believes that, among other benefits, the FIFO method currently and in the future will provide a better matching of revenue and expense.

All prior periods presented have been retrospectively adjusted to apply the effects of this change.

Guidance Update
The Company continues to expect 2022 revenue of approximately $5.2 Billion.

The Company is raising its 2022 annual guidance for adjusted earnings per share to a range of $10.10 to $10.70 from a range of $10.00 to $10.60, and revising its GAAP earnings per share to a range of $6.90 to $7.50 from a range of $6.95 to $7.55.

Segment Performance
First quarter 2022 segment results versus the prior year:

•Motion Control Solutions segment net sales were $586.6 million, an increase of 191.0%, or 9.9% on an organic basis. Primary drivers included the merger with Rexnord PMC, the acquisition of Arrowhead Systems and, on an organic basis, broad-based growth, with particular strength in the general industrial, forestry and agriculture end markets, partially offset by lapping prior year large project activity in the aerospace and wind markets. Adjusted EBITDA margin was 24.8% of adjusted net sales*.

•Climate Solutions net sales were $273.9 million, an increase of 14.6%, or 14.9% on an organic basis. Primary drivers included strong growth in the North America residential HVAC business, in EMEA and in North America general industrial markets, in addition to healthy price realization. Notably, orders in the North America residential HVAC business were up 14% in the first quarter on a daily basis, driven by healthy underlying end market demand and market share gains. Adjusted EBITDA margin was 21.1% of adjusted net sales.

•Commercial Systems net sales were $293.3 million, an increase of 23.8%, or 24.8% on an organic basis. Primary drivers included end market strength and share gains in the North America general industrial market, share gains in pool pump, market strength and share gains in the global Commercial HVAC business and healthy price realization. Adjusted EBITDA margin was 21.1% of adjusted net sales.

•Industrial Systems net sales were $144.7 million, an increase of 6.1%, or 7.1% on an organic basis. Primary drivers included strength and outgrowth in Americas general industrial markets, and strong price realization, partially offset by weakness in Asia markets, excluding China. Adjusted EBITDA margin was 8.4% of adjusted net sales.

Conference Call

Regal Rexnord will hold a conference call to discuss this earnings release at 9:00 AM CT (10:00 AM ET) on Thursday, April 28, 2022. To listen to the live audio and view the presentation during the call, please visit Regal Rexnord’s Investors website: https://investors.regalrexnord.com. To listen by phone or to ask the presenters a question, dial 1.888.317.6003 (U.S. callers) or +1.412.317.6061 (international callers) and enter 7442191# when prompted.

A webcast replay will be available at the link above, and a telephone replay will be available at 1.877.344.7529 (U.S. callers) or +1.412.317.0088 (international callers), using a replay access code of 4366397#. Both replays will be accessible for three months after the earnings call.

About Regal Rexnord

Regal Rexnord Corporation is a global leader in the engineering and manufacturing of industrial powertrain solutions, power transmission components, electric motors and electronic controls, air moving products and specialty electrical components and systems, serving customers around the world. Through longstanding technology leadership and an intentional focus on producing more energy-efficient products and systems, Regal Rexnord helps create a better tomorrow – for its customers and for the planet.

Regal Rexnord is comprised of four segments: Motion Control Solutions, Climate Solutions, Commercial Systems and Industrial Systems. Regal Rexnord is headquartered in Beloit, Wisconsin and has manufacturing, sales and service facilities worldwide. For more information, visit RegalRexnord.com.

Forward Looking Statements

This press release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Regal Rexnord’s current estimates, expectations and projections about Regal Rexnord’s future results, performance, prospects and opportunities. Such forward-looking statements may include, among other things, statements about the merger with the Rexnord Process & Motion Control business (the “Rexnord PMC business”) or the acquisition of Arrowhead Systems, LLC (“Arrowhead”), the benefits and synergies of the transactions described in this communication relating to the acquisitions of the Rexnord PMC business and Arrowhead (the “Transactions”), future opportunities for Regal Rexnord, and any other statements regarding Regal Rexnord’s future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition and other expectations and estimates for future periods. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “confident,” “estimate,” “expect,” “intend,” “plan,” “may,” “will,” “project,” “forecast,” “would,” “could,” “should,” and similar expressions. These forward-looking statements are based upon information currently available to Regal Rexnord and are subject to a number of risks, uncertainties, and other factors that could cause actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause actual results to differ materially from the results referred to in the forward-looking statements Regal Rexnord makes in this release include: dependence on key suppliers and the potential effects of supply disruptions; fluctuations in commodity prices and raw material costs; any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; the possibility that Regal Rexnord may be unable to achieve expected synergies and operating efficiencies in connection with the Transactions within the expected time-frames or at all and to successfully integrate the Rexnord PMC business and Arrowhead; expected or targeted future financial and operating performance and results; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the Transactions; Regal Rexnord’s ability to retain key executives and employees; the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on customers and suppliers and the geographies in which they operate; uncertainties regarding the ability to execute restructuring plans within expected costs and timing; challenges to the tax treatment that was elected with respect to the acquisition of the Rexnord PMC business and related transactions; requirements to abide by potentially significant restrictions with respect to the tax treatment of the Rexnord PMC business which could limit Regal Rexnord’s ability to undertake certain corporate actions that otherwise could be advantageous; actions taken by competitors and their ability to effectively compete in the increasingly competitive global electric motor, drives and controls, power generation and power transmission industries; the ability to develop new products based on technological innovation, such as the Internet of Things, and marketplace acceptance of new and existing products, including products related to technology not yet adopted or utilized in geographic locations in which Regal Rexnord does business; dependence on significant customers; seasonal impact on sales of products into HVAC systems and other residential applications; risks associated with global manufacturing, including public health crises and political, societal or economic instability, including instability caused by the recent conflict between Russia and Ukraine; issues and costs arising from the integration of acquired companies and businesses and the timing and impact of purchase accounting adjustments; Regal Rexnord’s overall debt levels and its ability to repay principal and interest on its outstanding debt; prolonged declines in one or more markets, such as heating, ventilation, air conditioning, refrigeration, power generation, oil and gas, unit material handling, water heating and aerospace; economic changes in global markets, such as reduced demand for products, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, tariffs, immigration, customs, border actions and the like, and other external factors that Regal Rexnord cannot control; product liability, asbestos and other litigation, or claims by end users, government agencies or others that products or customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims; unanticipated liabilities of acquired businesses; unanticipated adverse effects or liabilities from business exits or divestitures; unanticipated costs or expenses that may be incurred related to product warranty issues; infringement of intellectual property by third parties, challenges to intellectual property, and claims of infringement on third party technologies; effects on earnings of any significant impairment of goodwill; losses from failures, breaches, attacks or disclosures involving information technology infrastructure and data; cyclical downturns affecting the global market for capital goods; and other risks and uncertainties including, but not limited, to those described in the section entitled “Risk Factors” in Regal Rexnord’s Annual Report on Form 10-K on file with the SEC and from time to time in other filed reports including Regal Rexnord’s Quarterly Reports on Form 10-Q. For a more detailed description of the risk factors associated with Regal Rexnord, please refer to Regal Rexnord’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022 on file with the SEC and subsequent SEC filings. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are made only as of the date of this release, and Regal Rexnord undertakes no obligation to update any forward-looking information contained in this release or with respect to the announcements described herein to reflect subsequent events or circumstances.

Non-GAAP Measures
(Unaudited)
(Dollars in Millions, Except per Share Data)

We prepare financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share, adjusted income from operations, adjusted operating margin, adjusted net sales, net debt, adjusted EBITDA, adjusted EBITDA margin, adjusted bank EBITDA, adjusted net income attributable to Regal Rexnord Corporation, free cash flow, free cash flow as a percentage of adjusted net income attributable to Regal Rexnord Corporation, adjusted income before taxes, adjusted provision for income taxes, adjusted effective tax rate, net sales from ongoing business, adjusted income from operations of ongoing business, ongoing business adjusted operating margin and adjusted diluted earnings per share for ongoing business. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. Our management primarily uses adjusted income from operations, adjusted operating income, and adjusted operating margin to help us manage and evaluate our business and make operating decisions, while adjusted diluted earnings per share, net debt, adjusted EBITDA, adjusted EBITDA margin, adjusted net sales, adjusted net income attributable to Regal Rexnord Corporation, free cash flow, free cash flow as a percentage of adjusted net income attributable to Regal Rexnord Corporation, adjusted income before taxes, adjusted provision for income taxes, adjusted effective tax rate, net sales from ongoing business, adjusted income from operations of ongoing business, ongoing business adjusted operating margin and adjusted diluted earnings per share for ongoing business are primarily used to help us evaluate our business and forecast our future results. Accordingly, we believe disclosing and reconciling each of these measures helps investors evaluate our business in the same manner as management.

In addition to these non-GAAP measures, we use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. “Organic sales” to refers to GAAP sales from existing operations excluding any sales from acquired businesses recorded prior to the first anniversary of the acquisition and excluding any sales from business divested/to be exited recorded prior to the first anniversary of the exit and excluding the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s organic sales using the currency exchange rates that were in effect during the prior year periods.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Dollars in Millions, Except per Share Data)

	Three Months Ended
	Mar 31, 2022	Apr 3, 2021
Net Sales	$1,298.5	$814.1
Cost of Sales	876.6	564.3
Gross Profit	421.9	249.8
Operating Expenses	252.0	148.3
Income from Operations	169.9	101.5
Other Income, Net	(1.3)	(1.2)
Interest Expense	9.0	12.6
Interest Income	1.1	1.5
Income before Taxes	163.3	91.6
Provision for Income Taxes	36.2	21.3
Net Income	127.1	70.3
Less: Net Income Attributable to Noncontrolling Interests	1.5	1.4
Net Income Attributable to Regal Rexnord Corporation	$125.6	$68.9
Earnings Per Share Attributable to Regal Rexnord Corporation:
Basic	$1.86	$1.70
Assuming Dilution	$1.85	$1.68
Cash Dividends Declared Per Share	$0.33	$0.30
Weighted Average Number of Shares Outstanding:
Basic	67.4	40.6
Assuming Dilution	67.9	41.0

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Mar 31, 2022	Jan 1, 2022
ASSETS
Current Assets:
Cash and Cash Equivalents	$624.7	$672.8
Trade Receivables, less Allowances of $18.6 million in 2022 and $18.7 million in 2021	832.2	785.8
Inventories	1,336.9	1,192.4
Prepaid Expenses and Other Current Assets	178.6	157.6
Total Current Assets	2,972.4	2,808.6

Net Property, Plant, Equipment and Noncurrent Assets	7,498.7	7,558.8
Total Assets	$10,471.1	$10,367.4

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$641.3	$643.8
Other Accrued Expenses	412.1	446.6
Current Maturities of Debt	3.2	4.9
Total Current Liabilities	1,056.6	1,095.3

Long-Term Debt	2,057.4	1,913.6
Other Noncurrent Liabilities	933.3	950.3
Equity:
Total Regal Rexnord Corporation Shareholders' Equity	6,383.7	6,370.0
Noncontrolling Interests	40.1	38.2
Total Equity	6,423.8	6,408.2
Total Liabilities and Equity	$10,471.1	$10,367.4

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended
	Mar 31, 2022	Apr 3, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$127.1	$70.3
Adjustments to Reconcile Net Income and Changes in Assets and Liabilities (Net of Acquisitions and Divestitures) to Net Cash (Used in) Provided by Operating Activities:
Depreciation and Amortization	77.9	31.8
(Gain) Loss on Disposal of Assets	(0.3)	0.6
Share-Based Compensation Expense	6.3	3.3
Change in Operating Assets and Liabilities	(216.9)	(56.5)
Net Cash (Used In) Provided by Operating Activities	(5.9)	49.5
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant and Equipment	(13.4)	(10.7)
Proceeds Received from Sales of Property, Plant and Equipment	1.4	0.9
Business Acquisitions, Net of Cash Acquired	(35.0)	(1.9)
Net Cash Used in Investing Activities	(47.0)	(11.7)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net Borrowings Under Revolving Credit Facility	218.3	—
Net Repayments of Short-Term Borrowings	(1.9)	(0.2)
Proceeds from Long-Term Debt	1,036.8	—
Repayments of Long-Term Debt	(1,107.5)	(50.1)
Dividends Paid to Shareholders	(22.3)	(12.2)
Proceeds from the Exercise of Stock Options	1.8	0.1
Repurchase of Common Stock	(114.2)	—
Shares Surrendered for Taxes	(2.8)	(1.9)
Financing Fees Paid	(4.5)	(12.4)
Net Cash Provided by (Used in) Financing Activities	3.7	(76.7)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	1.1	(6.0)
Net Decrease in Cash and Cash Equivalents	(48.1)	(44.9)
Cash and Cash Equivalents at Beginning of Period	672.8	611.3
Cash and Cash Equivalents at End of Period	$624.7	$566.4

SEGMENT INFORMATION
Unaudited
(Dollars in Millions)
	Three Months Ended
	Commercial Systems		Industrial Systems		Climate Solutions		Motion Control Solutions		Total Regal Rexnord
	Mar 31, 2022	Apr 3, 2021	Mar 31, 2022	Apr 3, 2021	Mar 31, 2022	Apr 3, 2021	Mar 31, 2022	Apr 3, 2021	Mar 31, 2022	Apr 3, 2021
Net Sales	$293.3	$237.0	$144.7	$136.4	$273.9	$239.1	$586.6	$201.6	$1,298.5	$814.1
Adjusted Net Sales*	$293.3	$237.0	$144.7	$136.4	$273.9	$239.1	$586.6	$201.6	$1,298.5	$814.1

GAAP Operating Margin	18.0%	12.2%	5.5%	3.6%	18.8%	18.7%	9.8%	11.5%	13.1%	12.5%
Adjusted Operating Margin*	18.0%	12.2%	5.5%	3.9%	18.9%	18.8%	13.6%	18.9%	14.8%	14.4%
Adjusted EBITDA Margin %	21.1%	16.0%	8.4%	8.8%	21.1%	21.3%	24.8%	26.2%	21.4%	18.9%

Components of Net Sales:
Organic Sales Growth*	24.8%	15.9%	7.1%	1.5%	14.9%	14.0%	9.9%	1.8%	15.2%	9.1%
Acquisitions	—%	—%	—%	—%	—%	—%	182.1%	—%	45.1%	—%
Foreign Currency Impact	(1.0)%	2.9%	(1.0)%	3.7%	(0.3)%	(0.2)%	(1.0)%	1.5%	(0.8)%	1.8%

ADJUSTED DILUTED EARNINGS PER SHARE	Three Months Ended
	Mar 31, 2022	Apr 3, 2021
GAAP Diluted Earnings Per Share	$1.85	$1.68
Restructuring and Related Costs	0.19	0.03
Transaction and Related Costs	0.03	0.36
Inventory Step Up	0.04	—
Intangible Amortization	0.52	0.21
Share-Based Compensation Expense	0.06	0.06
Gain on Sale of Assets	(0.01)	(0.01)
Adjusted Diluted Earnings Per Share	$2.68	$2.33

2022 ADJUSTED ANNUAL GUIDANCE	Minimum	Maximum
2022 Diluted EPS Annual Guidance	$6.90	$7.50
Restructuring and Related Costs	0.72	0.72
Intangible Amortization	2.10	2.10
Share-Based Compensation Expense	0.30	0.30
Transaction and Related Costs	0.05	0.05
Inventory Step Up	0.04	0.04
Gain on Sales of Assets	(0.01)	(0.01)
2022 Adjusted Diluted EPS Annual Guidance	$10.10	$10.70

	Three Months Ended
ADJUSTED EBITDA	Commercial Systems		Industrial Systems		Climate Solutions		Motion Control Solutions		Total Regal Rexnord
(Dollars in Millions)	Mar 31, 2022	Apr 3, 2021	Mar 31, 2022	Apr 3, 2021	Mar 31, 2022	Apr 3, 2021	Mar 31, 2022	Apr 3, 2021	Mar 31, 2022	Apr 3, 2021
GAAP Income from Operations	$52.9	$28.8	$7.9	$4.9	$51.5	$44.7	$57.6	$23.1	$169.9	$101.5
Restructuring and Related Costs	0.7	0.2	0.1	0.5	0.3	0.3	15.9	0.7	17.0	1.7
Transaction and Related Costs	—	—	—	—	—	—	3.0	14.7	3.0	14.7
Inventory Step Up	—	—	—	—	—	—	3.0	—	3.0	—
Gain on Sale of Assets	(0.7)	—	—	(0.1)	—	—	—	(0.3)	(0.7)	(0.4)
Adjusted Income from Operations	$52.9	$29.0	$8.0	$5.3	$51.8	$45.0	$79.5	$38.2	$192.2	$117.5

Depreciation	$6.0	$6.1	$3.4	$5.5	$3.9	$3.5	$17.3	$5.6	$30.6	$20.7
Amortization	1.7	1.7	0.2	0.4	0.5	1.0	44.9	8.0	47.3	11.1
Other Income, Net	0.3	0.3	0.1	0.2	0.3	0.4	0.6	0.3	1.3	1.2
Adjusted Bank EBITDA	$60.9	$37.1	$11.7	$11.4	$56.5	$49.9	$142.3	$52.1	$271.4	$150.5

Share-Based Compensation Expense	$1.1	$0.9	$0.5	$0.6	$1.3	$1.0	$3.4	$0.8	$6.3	$3.3
Adjusted EBITDA	$62.0	$38.0	$12.2	$12.0	$57.8	$50.9	$145.7	$52.9	$277.7	$153.8

GAAP Operating Margin %	18.0%	12.2%	5.5%	3.6%	18.8%	18.7%	9.8%	11.5%	13.1%	12.5%
Adjusted Operating Margin %	18.0%	12.2%	5.5%	3.9%	18.9%	18.8%	13.6%	18.9%	14.8%	14.4%
Adjusted EBITDA Margin %	21.1%	16.0%	8.4%	8.8%	21.1%	21.3%	24.8%	26.2%	21.4%	18.9%

DEBT TO EBITDA	Last Twelve Months
	Mar 31, 2022	Jan 1, 2022
Net Income	$292.6	$235.8
Interest Expense	56.8	60.4
Interest Income	(7.0)	(7.4)
Taxes	89.6	74.7
Depreciation and Amortization	216.7	170.6
EBITDA	$648.7	$534.1
Restructuring and Related Costs	37.3	22.0
Transaction and Related Costs	77.4	89.1
Impairments and Exit Related Costs	5.6	5.6
Goodwill Impairment	33.0	33.0
Inventory Step Up	27.3	24.3
Gain on Sale of Assets	(2.8)	(2.5)
Adjusted Bank EBITDA	$826.5	$705.6

Current Maturities of Long-Term Debt	$3.2	$4.9
Long-Term Debt	2,057.4	1,913.6
Total Gross Debt	$2,060.6	$1,918.5
Cash	(624.7)	(672.8)
Net Debt	$1,435.9	$1,245.7

Gross Debt/EBITDA	3.2	3.6
Gross Debt/Adjusted Bank EBITDA	2.5	2.7

Net Debt/EBITDA	2.2	2.3
Net Debt/Adjusted Bank EBITDA	1.7	1.8

FREE CASH FLOW	Three Months Ended
	Mar 31, 2022	Apr 3, 2021
Net Cash (Used in) Provided by Operating Activities	$(5.9)	$49.5
Additions to Property Plant and Equipment	(13.4)	(10.7)
Free Cash Flow	$(19.3)	$38.8

GAAP Net Income Attributable to Regal Rexnord Corporation	$125.6	$68.9
Adjusted Net Income Attributable to Regal Rexnord Corporation	$125.6	$68.9

Free Cash Flow as a Percentage of Adjusted Net Income Attributable to Regal Rexnord Corporation	(15.4)%	56.3%

ADJUSTED EFFECTIVE TAX RATE	Three Months Ended
	Mar 31, 2022	Apr 3, 2021

Income before Taxes	$163.3	$91.6
Provision for Income Taxes	36.2	21.3
Effective Tax Rate	22.2%	23.3%

Income before Taxes	$163.3	$91.6
Restructuring and Related Costs	17.0	1.7
Transaction and Related Costs	3.0	19.1
Inventory Step Up	3.0	—
Intangible Amortization	47.3	11.1
Share-Based Compensation Expense	6.3	3.3
Gain on Sales of Assets	(0.7)	(0.4)
Adjusted Income before Taxes	$239.2	$126.4

Provision for Income Taxes	$36.2	$21.3
Tax Effect from Restructuring and Related Costs	4.1	0.4
Tax Effect of Transaction and Related Costs	0.7	4.5
Tax Effect of Inventory Step Up	0.6	—
Tax Effect of Intangible Amortization	11.8	2.7
Tax Effect of Share-Based Compensation Expense	2.2	0.8
Tax Effect of Gain on Sales of Assets	(0.2)	(0.1)
Adjusted Provision for Income Taxes	$55.4	$29.6

Adjusted Effective Tax Rate	23.2%	23.4%

ORGANIC SALES GROWTH	Three Months Ended
	March 31, 2022
	Commercial Systems	Industrial Systems	Climate Solutions	Motion Control Solutions	Total Regal Rexnord
Net Sales Three Months Ended Mar 31, 2022	$293.3	$144.7	$273.9	$586.6	$1,298.5
Net Sales from Business Acquired	—	—	—	(367.1)	(367.1)
Impact from Foreign Currency Exchange Rates	2.5	1.4	0.8	2.0	6.7
Organic Sales Three Months Ended Mar 31, 2022	$295.8	$146.1	$274.7	$221.5	$938.1

Net Sales Three Months Ended Apr 3, 2021	$237.0	$136.4	$239.1	$201.6	$814.1
Adjusted Net Sales Three Months Ended Apr 3, 2021	$237.0	$136.4	$239.1	$201.6	$814.1

Three Months Ended Mar 31, 2022 Organic Sales Growth %	24.8%	7.1%	14.9%	9.9%	15.2%
Three Months Ended Mar 31, 2022 Net Sales Growth %	23.8%	6.1%	14.6%	191.0%	59.5%